Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121633) of PlanetOut Inc. of our report dated March 7, 2006 relating to the consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
San Francisco, California
March 15, 2006